Exhibit 10.17

April 10, 2019

The tru Shrimp Company

Attn: Michael Ziebell

330 3rd Street

Balaton, MN 56115

Re: Waiver of Right of First Offer

Mr. Ziebell:

This letter will confirm that the terms of the Right of First Offer dated August 8, 2017 (the “ROFO”) is hereby waived for a period from the date of this letter until May 1, 2020 and that The tru Shrimp Company is permitted to solicit offer to invest in the securities of The tru Shrimp Company and accept such offers during such waiver period without further obligation to Schwan’s.

Very truly yours,

SCHWAN’S SHARED SERVICES, LLC

By:	/s/ Brian Sattler
Name;	Brian Sattler
Title:	EVP Business Services & GC